SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of Earliest Event Reported)


                      DECEMBER 22, 1995 (DECEMBER 21, 1995)



                               AST RESEARCH, INC.
             (Exact name of registrant as specified in its charter)




                                    DELAWARE
                 (State or other jurisdiction of incorporation)



                 0-13941                            95-3525565
          (Commission File Number)       (IRS Employer Identification No.)


             16215 ALTON PARKWAY
             IRVINE, CALIFORNIA                        92718
  (Address of principal executive offices)           (Zip Code)

               Registrant's telephone number, including area code
                                 (714) 727-4141


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)





ITEM 5.  OTHER EVENTS

On December 21, 1995, AST Research, Inc. (the "Company") announced that it signed an agreement with Samsung Electronics Co. Ltd. ("Samsung") that will provide additional financial support to the Company as consideration for an option to purchase 4.4 million shares of the Company's Common Stock at an exercise price of $.01 per share, exercisable after June 30, 1996, and expiring June 30, 2001. The additional financial support includes the following:

* A guaranty of a bank line or lines of credit of up to $200 million through December 31, 1997.

* A vendor line of credit with Samsung of $100 million through November 30, 1997 for purchases of components.

Samsung may also provide certain other elements of support of up to $50 million in a form which could include, among others, component discounts, joint development, and/or technology transfers. The form and ultimate amount of such additional support is at the sole and absolute discretion of and is not binding upon Samsung. A copy of the press release is attached to this report as Exhibit 99.1, and is incorporated herein by this reference. A copy of the Additional Support Agreement, Amendment No. 1 to Stockholder Agreement, the Amended Bylaws of AST Research, Inc., and a Letter from Samsung dated December 21, 1995, are attached to this report as Exhibits 99.2 to 99.5, respectively, and are incorporated herein by this reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number    Description

99.1 Press release issued by the Registrant on December 21, 1995, announcing that the Company reached an agreement with Samsung for significant additional support in its turnaround efforts.

99.2      Additional Support Agreement dated December 21, 1995.

99.3      Amendment No. 1 to Stockholder Agreement.

99.4      Amended Bylaws of AST Research, Inc.

99.5      Letter from Samsung dated December 21, 1995.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AST Research, Inc.
                         _______________________________________
                                       (Registrant)


                              By   DENNIS R. LEIBEL
                                   Senior Vice President, Legal,
                                     Administration and Secretary

Date:  December 22, 1995